As filed with the Securities and Exchange Commission on April 5, 2006
Registration No. 333–

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Hub International Limited
(Exact name of registrant as specified in its charter)

Canada (State or other jurisdiction of incorporation or organization)	36-4412416 (IRS Employer Identification Number)

Hub International Limited
55 East Jackson Boulevard, Chicago, IL 60604
(877) 402-6601
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

W. Kirk James, Esq.
Vice President, Secretary and Chief Corporate Development Officer
Hub International Limited
55 East Jackson Boulevard, Chicago, IL 60604
(877) 402-6601
(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

Copy to:
Christopher J. Cummings, Esq.
Shearman & Sterling LLP
199 Bay Street, Commerce Court West
Suite 4405, P.O. Box 247
Toronto, Ontario M5L 1E8

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of each class	Amount to be	offering price per	aggregate	Amount of
of securities to be registered	registered	unit or share(1)	offering price(2)(3)	registration fee
Primary Offering:
Debt securities, common shares, preference shares, warrants, share purchase contracts and units(4)(5)	$203,991,800		$203,991,800	$21,827.12
Secondary Offering:
Common shares(6)	745,765	$28.17(7)	$21,008,200 (7)	$2,247.88
Total Primary and Secondary Offerings	$225,000,000		$225,000,000	$24,075.00

(1)	Omitted pursuant to General Instruction II.D. of Form S-3, except with respect to the specified number of common shares to be sold by selling shareholders. See note (6).

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(3)	Exclusive of accrued interest, if any.

(4)	Such presently indeterminate number or principal amount of debt securities, common shares, preference shares, warrants, share purchase contracts and units of Hub International Limited as may, from time to time, be issued at indeterminate prices, with an aggregate initial offering price not to exceed $203,991,800.

(5)	Also includes such indeterminate number or principal amount of debt securities, common shares and preference shares of Hub International Limited as may be issued upon conversion or exchange of any debt securities or preference shares that provide for conversion or exchange into other securities or upon exercise of warrants for such securities or upon settlement of share purchase contracts for common shares or preference shares or shares of preferred stock.

(6)	Represents common shares that may be sold by certain selling shareholders named in the prospectus.

(7)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act on the basis of the average of the high and low prices of a common share of Hub International Limited on March 31, 2006, as reported on the New York Stock Exchange, and reflects the maximum offering price of securities that may be sold in accordance with Rule 457(o) under the Securities Act of 1933.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED April 5, 2006
Prospectus
$225,000,000
Hub International Limited
Debt Securities
Preference Shares
Common Shares
Warrants
Share Purchase Contracts
Units

     We may offer and sell, from time to time, in one or more offerings, any combination of the securities that we describe in this prospectus having a total initial offering price not exceeding $225,000,000. The selling shareholders may offer and sell common shares. We will not receive any proceeds from the sale by the selling shareholders of common shares.
     An offer of these securities will not be made in any jurisdiction where the offer is not permitted. The securities described in this prospectus will not be sold in or to a resident of Canada in contravention of the securities laws of Canada or any province or territory thereof.
     We will provide the specific terms of these securities in supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. Any statement contained in this prospectus is deemed modified or superseded by any inconsistent statement contained in an accompanying prospectus supplement. We urge you to read carefully this prospectus and the accompanying prospectus supplement, which will describe the specific terms of the securities offered, before you make your investment decision.
     Our common shares trade on the New York Stock Exchange and the Toronto Stock Exchange under the symbol “HBG.” On March 31, 2006, the last reported sale price of our common shares as reported on the New York Stock Exchange was $28.02 per share.
     We have not yet determined whether any of our debt securities or preference shares, warrants, share purchase contracts or units will be listed on any exchange or over-the-counter market. If we decide to seek listing of such securities, a prospectus supplement relating to such securities will identify such exchange or market.
     Investing in our securities involves risks. See “Risk Factors” beginning on page 9 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 incorporated by reference into this prospectus.

     Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                          , 2006.

     You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. A prospectus relating to the securities that we describe in this prospectus has not been filed with any securities regulatory authority in Canada. The securities may not be offered or sold, directly or indirectly, in Canada, or to or for the account of any resident of Canada unless a prospectus has been filed and a receipt is obtained from the applicable securities regulatory authorities in Canada. You should assume that the information appearing in this prospectus or any prospectus supplement, or any documents incorporated by reference therein, is accurate only as of the date on the front cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.
     Unless the context requires otherwise or otherwise as expressly stated, the terms “we,” “our,” “us,” “Hub” and the “Company” refer to Hub International Limited, a Canadian corporation, and its consolidated subsidiaries. The terms “we,” “our,” “us,” “Hub” and the “Company” do not include or refer to the selling shareholders.
     We publish our consolidated financial statements in U.S. dollars. All references in this prospectus to “dollars” or “$” are to U.S. dollars and all references to “C$” are to Canadian dollars, unless otherwise noted. Except as otherwise indicated, all financial statements and financial data contained in this prospectus and in the documents incorporated by reference in this prospectus have been prepared in accordance with generally accepted accounting principles in Canada, or Canadian GAAP, which differs in certain significant respects from generally accepted accounting principles in the United States of America, or U.S. GAAP. Please see the notes to our unaudited interim consolidated financial statements and our audited consolidated financial statements incorporated by reference in this prospectus for a description of the material differences between Canadian GAAP and U.S. GAAP.

PROSPECTUS
     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, the SEC, using a “shelf” registration or continuous offering process. Under this shelf registration process, we may sell any combination of the following securities in one or more offerings up to a total dollar amount of $225,000,000 or the equivalent thereof if any of the securities are denominated in a currency, currency unit or composite currency other than the U.S. dollar:
•	our common shares;

•	our preference shares;

•	our warrants;

•	our share purchase contracts;

•	our units; and

•	our debt securities.
     The terms of the aforementioned securities will be determined at the time of the offering.
     As well, under the shelf process, selling shareholders may, from time to time, sell the securities described in this prospectus in one or more offerings. Each time a selling shareholder sells securities, the selling shareholder is required to provide you with this prospectus and a prospectus supplement as discussed below.
PROSPECTUS SUPPLEMENT
     This prospectus provides you with a general description of the securities offered by us as well as the securities the selling shareholders may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. In some cases, selling shareholders also will be required to provide a prospectus supplement containing specific information about the selling shareholders and the terms of the securities being offered. The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should read both this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
     The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered, specific information about the selling shareholders, the initial public offering price, the price paid for the securities, net proceeds and the other specific terms related to the offering of these securities.
     The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. Any prospectus supplement will be deemed to be part of, and will be included in, the registration statement. The registration statement, including the exhibits, can be read at the SEC website or at the SEC office mentioned under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. You may read and copy this information, or obtain copies of the information by mail, at the following location of the SEC:
Public Reference Room
100 F Street, N.E.
Room 1080
Washington, DC 20549
     You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, like Hub, who file electronically with the SEC. The address of the site is www.sec.gov.
     You also can inspect reports, proxy statements and other information about Hub at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.
     We are “incorporating by reference” into this prospectus certain information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus. The following documents, which have been filed by us with the SEC, are incorporated by reference into this prospectus:
•	Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed on March 3, 2006 (including information specifically incorporated by reference into the Annual Report on Form 10-K from our Proxy Statement for the Annual Meeting of Shareholders to be held on May 4, 2006);

•	Current Reports on Form 8-K filed on March 2, 2006 (not including information furnished to the SEC under Item 7.01 of Form 8-K) and April 5, 2006 and

•	Our description of our common shares that is contained in our Registration Statement on Form 8-A filed on April 30, 2002.
     All documents that we file with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act from the date of this prospectus until all of the securities being offered under this prospectus or any prospectus supplement are sold (not including current reports furnished under item 2.02 or item 7.01 of Form 8-K) also shall be deemed to be incorporated by reference and will automatically update information in this prospectus.
     Any statements made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
     You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number:
Investor Relations
Hub International Limited
55 East Jackson Boulevard
Chicago, IL 60604
Tel: (877) 402-6601

     Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus.
     Our Internet address is www.hubinternational.com. We make available free of charge, through our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports. The information on our website is not, however, a part of this prospectus.

FORWARD-LOOKING STATEMENTS
     In connection with, and because it desires to take advantage of, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we caution readers regarding certain forward-looking statements contained in this prospectus and any accompanying prospectus supplement. This prospectus and any accompanying prospectus supplement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act.
     We have included in this prospectus, and from time to time our management may make, written or oral statements that may include forward-looking statements that reflect our current views with respect to future events and financial performance. These forward-looking statements relate to, among other things, our plans and objectives for future operations. These forward-looking statements are subject to uncertainties and other factors that could cause actual results to differ materially from such statements. These uncertainties and other factors, which we describe in more detail elsewhere in this prospectus and the documents incorporated by reference herein and may describe in any accompanying prospectus supplement, include, but are not limited to:
•	implementing our business strategies;

•	identifying and consummating acquisitions;

•	successfully integrating acquired businesses;

•	attaining greater market share;

•	resolution of regulatory issues and litigation, including those related to compensation arrangements with insurance companies;

•	the possibility that the receipt of contingent compensation from insurance companies could be prohibited;

•	developing and implementing effective information technology systems;

•	recruiting and retaining qualified employees;

•	fluctuations in the demand for insurance products;

•	fluctuations in the premiums charged by insurance companies (with corresponding fluctuations in our premium-based revenue);

•	any loss of services of key executive officers;

•	industry consolidation;

•	increased competition in the industry;

•	the actual costs of resolution of contingent liabilities; and

•	the passage of new federal, state, provincial or territorial legislation subjecting our business to increased regulation in the jurisdictions in which we operate
     Words that indicate outlook or expectation, such as “believe,” “anticipate,” “project,” “expect,” “intend,” “will likely result,” “will continue” and similar expressions indicate forward-looking statements. We caution readers not to place undue reliance on these forward-looking statements, which speak only as of their dates. We have described in this prospectus and the documents incorporated by reference herein and may describe in any accompanying prospectus supplement some important factors that could cause our actual results to differ materially from our expectations, including factors discussed in the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, incorporated by reference into this prospectus. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

THE COMPANY
     Hub International Limited is one of the leading insurance brokers in North America, providing a broad array of property and casualty, life and health, employee benefits and risk management products and services. We focus on both commercial and personal accounts in the United States and Canada, which we serve through our approximately 3,300 employees in nearly 200 offices, using a variety of retail and wholesale distribution channels. Since our company was formed in 1998 through the merger of 11 Canadian insurance brokerages, we have acquired an additional 117 brokerages and have established a strong presence in the northeastern, midwestern and western United States and in the Canadian provinces of Ontario, Quebec and British Columbia.
     Hub International was formed under the corporate laws of the province of Ontario, Canada in 1998. In 2004 we completed a corporate continuation under the laws of Canada.
     Our principal executive office is located at 55 East Jackson Boulevard, Chicago, Illinois 60604. Our telephone number is (877) 402-6601.
USE OF PROCEEDS
     Except as may be described in the applicable prospectus supplement that accompanies this prospectus, we intend to add the net proceeds from the sale of the securities under this prospectus to our general funds and use such proceeds for working capital and other general corporate purposes.
     We will determine the allocation of the net proceeds of an offering of securities to a specific purpose, if any, at the time of the offering and we will describe such allocation in the applicable prospectus supplement.
     With respect to any selling shareholder sales, the selling shareholders will receive all of the proceeds from the sale of common shares pursuant to this prospectus. We will not receive any of the proceeds from sales by any selling shareholder of such common shares.
DIVIDEND POLICY
     We paid a dividend of $0.07 per common share in the first fiscal quarter of 2006. We paid a dividend of $0.05 per common share in each fiscal quarter of 2004 and a dividend of $0.06 per common share in each fiscal quarter in 2005. We have no formal dividend policy other than that the board of directors considers the payment of dividends as quarterly financial information becomes available. In the future, dividends will be paid at the discretion of our board of directors depending on our financial position and capital requirements, general business conditions, contractual restrictions and other factors.
RATIO OF EARNINGS TO FIXED CHARGES
     The ratio of our earnings to fixed charges for the periods indicated are as follows:

	Years ended December 31,
	2005	2004	2003	2002	2001
Ratio of earnings to fixed charges	6.32x	7.18x	11.66x	6.97x	3.05x

     For the purpose of computing the ratios of earnings to fixed charges, “earnings” consist of net earnings before income taxes and fixed charges. “Fixed charges” consist of interest expense.

     If we use this prospectus to offer debt securities or preference shares, the prospectus supplement will include a ratio of earnings to fixed charges or a ratio of combined fixed charges and preference dividends to earnings, as appropriate.

DESCRIPTION OF DEBT SECURITIES
     We may issue debt securities from time to time in one or more series. This section summarizes the general terms and provisions of the debt securities that are common to all series. The specific terms relating to any series of our debt securities that we offer will be described in a prospectus supplement. You should read the applicable prospectus supplement for the terms of the series of debt securities offered. Because the terms of specific series of debt securities offered may vary from the general information that we have provided below, you should rely on information in the applicable prospectus supplement that varies from any information below.
     The senior debt securities will constitute part of our senior debt and will rank equally with all our other unsecured and unsubordinated debt. The subordinated debt securities will constitute part of our subordinated debt and will be subordinate in right of payment to all of our “senior indebtedness.” The prospectus supplement for any series of subordinated debt securities will indicate the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.
     We may issue senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning a debt security, you are one of our unsecured creditors.
     As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities will be governed by a document called an “indenture.” An indenture is a contract between a financial institution, acting on your behalf as trustee of the debt securities offered, and us. The debt securities will be issued pursuant to one or more indentures entered into with a trustee. When we refer to the “applicable indenture” or “indenture” in this prospectus, we are referring to the indenture under which your debt securities are issued, as supplemented by any supplemental indenture applicable to your debt securities. The trustee has two main roles. First, subject to some limitations on the extent to which the trustee can act on your behalf, the trustee can enforce your rights against us if we default on our obligations under the applicable indenture. Second, the trustee performs certain administrative duties for us.
     Under applicable Canadian law, a Canadian licensed trust company may be required to be appointed as co-trustee under any or all of the indentures in certain circumstances. In such circumstances, it is anticipated that application will be made to the appropriate Canadian regulatory authorities for exemptions from this and other requirements of Canadian law applicable to the indentures. If such relief is not obtained, the applicable legislative requirements will be complied with at the time of the applicable offering.
     Unless otherwise provided in any applicable prospectus supplement, the following section is a summary of the principal terms and provisions that will be included in the indenture. This summary is not complete. Because this section is a summary, it does not describe every aspect of the debt securities or the indenture. If we refer to particular provisions in an indenture, such provisions, including the definition of terms, are incorporated by reference in this prospectus as part of this summary. We urge you to read the indenture and any supplement thereto that are applicable to you because the indenture, and not this section, defines your rights as a holder of debt securities. The forms of indentures are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain a copy of the indentures.
     We may issue the debt securities as original issue discount securities, which are securities that are offered and sold at a substantial discount to their stated principal amount. The prospectus supplement relating to original issue discount securities will describe federal income tax consequences and other special considerations applicable to them. The debt securities also may be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities also will describe any special considerations and any material additional tax considerations applicable to such debt securities.

General
     The debt securities offered hereby will be unsecured obligations of Hub. The debt securities will be either our senior unsecured obligations issued in one or more series and referred to herein as the “senior debt securities,” or our subordinated unsecured obligations issued in one or more series and referred to herein as the “subordinated debt securities.” The senior debt securities will rank equal in right of payment to all of our other unsecured and unsubordinated indebtedness of Hub. The subordinated debt securities will be subordinated in right of payment to the prior payment in full of our senior debt securities and our senior indebtedness, as described below under “Subordinated Indenture Provisions.” As of December 31, 2005, we did not have any secured debt to which our debt securities would be subordinated and we had $4.1 million aggregate principal amount of secured debt and $171.2 million aggregate principal amount of unsecured debt outstanding that would rank equally with any unsubordinated and ahead of any subordinated debt securities.
     You should read the applicable prospectus supplement for the terms of the series of debt securities offered. The terms of the debt securities described in such prospectus supplement will be set forth in the applicable indenture and may include the following, as applicable to the series of debt securities offered thereby:
•	the title of the debt securities;

•	whether the debt securities will be senior debt securities or subordinated debt securities;

•	the aggregate principal amount of the debt securities and whether there is any limit on such aggregate principal amount;

•	whether we may reopen the series of debt securities for issuances of additional debt securities of such series;

•	the date or dates, or how the date or dates will be determined, when the principal amount of the debt securities will be payable;

•	the amount payable upon acceleration of the maturity of the debt securities or how this amount will be determined;

•	the interest rate or rates, which may be fixed or variable, that the debt securities will bear, if any, or how such interest rate or rates will be determined;

•	the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•	the date or dates from which any interest will accrue or how such date or dates will be determined;

•	the interest payment dates and the record dates for these interest payments;

•	whether the debt securities are redeemable at our option;

•	whether there are any sinking fund or other provisions that would obligate us to purchase or otherwise redeem the debt securities;

•	the date, if any, after which and the price or prices at which the series of debt securities may, in accordance with any optional or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

•	if the debt securities may be converted into or exercised or exchanged for our common shares or preference shares or any other of our securities or any securities of any other person, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option or at the option of any other person, the date on or the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common shares or preference shares or other securities issuable upon conversion, exercise or exchange may be adjusted;
•	whether the debt securities are subject to mandatory or optional remarketing or other mandatory or optional resale provisions, and, if applicable, the date or period during which such resale may occur, any conditions to such resale and any right of a holder to substitute securities for the securities subject to resale;

•	the form in which we will issue the debt securities, if other than in registered book-entry only form represented by global securities; whether we will have the option of issuing debt securities in “certificated” form; whether we will have the option of issuing certificated debt securities in bearer form if we issue the securities outside the United States to non-U.S. persons; any restrictions on the offer, sale or delivery of bearer securities and the terms, if any, upon which bearer securities of the series may be exchanged for registered securities of the series and vice versa (if permitted by applicable laws and regulations);

•	the currency or currencies of the debt securities;

•	whether the amount of payments of principal, premium or interest, if any, on the debt securities will be determined with reference to an index, formula or other method (which could be based on one or more currencies, commodities, equity indices or other indices) and how these amounts will be determined;

•	the place or places, if any, other than or in addition to New York, New York, for payment, transfer, conversion and/or exchange of the debt securities;

•	the denominations in which the debt securities will be issued;

•	the applicability of the provisions of the applicable indenture described under “defeasance” and any provisions in modification of, in addition to or in lieu of any of these provisions;

•	material Canadian and United States federal income tax considerations that are specific to the series of debt securities offered;

•	any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events;

•	whether the applicable indenture contains any changes or additions to the events of default or covenants described in this prospectus; and

•	any other terms specific to the series of debt securities offered.
     Unless we indicate differently in the applicable prospectus supplement, the indentures pursuant to which the debt securities are issued will not contain any provisions that give you protection in the event we issue a large amount of debt, or in the event that we are acquired by another entity.
Redemption
     If any debt securities are redeemable, the applicable prospectus supplement will set forth the terms and conditions for such redemption, including:
•	the redemption prices (or method of calculating the same);

•	the redemption period (or method of determining the same);

•	whether such debt securities are redeemable in whole or in part at our option; and

•	any other provisions affecting the redemption of such debt securities.
Conversion and Exchange
     If any debt securities are convertible into or exchangeable for shares of our common shares or other securities, the applicable prospectus supplement will set forth the terms and conditions for such conversion or exchange, including:
•	the conversion price or exchange ratio (or the method of calculating the same);

•	the conversion or exchange period (or the method of determining the same);

•	whether conversion or exchange will be mandatory, or at our option or at the option of the holder;

•	the events requiring an adjustment of the conversion price or the exchange ratio; and

•	any other provisions affecting conversion or exchange of such debt securities.
Denomination and Form of Debt Securities
Denomination of Debt Securities
     Unless we indicate differently in the applicable prospectus supplement, the debt securities will be denominated in U.S. dollars, in minimum denominations of $1,000 and multiples thereof.
Registered Form
     We may issue the debt securities in registered form, in which case we may issue them either in book-entry form only or in “certificated” form. We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities issued in book-entry form will be represented by global securities.
Bearer Form
     We also will have the option of issuing debt securities in non-registered form, as bearer securities, if we issue the securities outside the United States to non-U.S. persons. In that case, the applicable prospectus supplement will set forth the mechanics for holding the bearer securities, including the procedures for receiving payments, for exchanging the bearer securities for registered securities of the same series and for receiving notices. The applicable prospectus supplement also will describe the requirements with respect to our maintenance of offices or agencies outside the United States and the applicable U.S. federal tax law requirements.
Holders of Registered Debt Securities
Book-Entry Holders
     We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities held in book-entry form will be represented by one or more global securities registered in the name of a depositary or its nominee. The depositary or its nominee will hold such global securities on behalf of financial institutions that participate in such depositary’s book-entry system. These participating financial institutions, in turn, hold beneficial interests in the global securities either on their own behalf or on behalf of their customers.

     Under the indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in global form, we will recognize only the depositary or its nominee as the holder of the debt securities, and we will make all payments on the debt securities to the depositary or its nominee. The depositary will then pass along the payments that it receives to its participants, which in turn will pass the payments along to their customers who are the beneficial owners of the debt securities. The depositary and its participants do so under agreements they have made with one another or with their customers or by law; they are not obligated to do so under the terms of the debt securities or the terms of the indenture.
     As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system, or that holds an interest through a participant in the depositary’s book-entry system. As long as the debt securities are issued in global form, investors will be indirect holders of the debt securities.
Street Name Holders
     In the event that we issue debt securities in certificated form, or in the event that a global security is terminated, investors may choose to hold their debt securities either in their own names or in “street name.” Debt securities held in street name are registered in the name of a bank, broker or other financial institution chosen by the investor, and the investor would hold a beneficial interest in those debt securities through the account that he or she maintains at such bank, broker or other financial institution.
     For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities, and we will make all payments on those debt securities to them. These institutions will pass along the payments that they receive from us to their customers who are the beneficial owners pursuant to agreements that they have entered into with such customers or by law; they are not obligated to do so under the terms of the debt securities or the terms of the indenture. Investors who hold debt securities in street name will be indirect holders, and not holders, of the debt securities.
Legal Holders
     Our obligations, as well as the obligations of the trustee and those of any third parties employed by the trustee or us, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means and who are, therefore, not the legal holders of the debt securities. This will be the case whether an investor chooses to be an indirect holder of a debt security, or has no choice in the matter because we are issuing the debt securities only in global form.
     For example, once we make a payment or give a notice to the legal holder of the debt securities, we have no further responsibility with respect to such payment or notice even if that legal holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend the indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture), we would seek the approval only from the legal holders, and not the indirect holders, of the debt securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.
     Notwithstanding the above, when we refer to “you” or “your” in this prospectus, we are referring to investors who invest in the debt securities being offered by this prospectus, whether they are the legal holders or only indirect holders of the debt securities offered. When we refer to “your debt securities” in this prospectus, we mean the series of debt securities in which you hold a direct or indirect interest.
Special Considerations for Indirect Holders
     If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, we urge you to check with that institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for its consent, as a legal holder of the debt securities, if ever required;

•	if permitted for a particular series of debt securities, whether and how you can instruct it to send you debt securities registered in your own name so you can be a legal holder of such debt securities;

•	how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.
Global Securities
     A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms. Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities that we issue in book-entry form.
     A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “— Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole legal holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account either with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a legal holder of the debt security, but an indirect holder of a beneficial interest in the global security.
Special Considerations for Global Securities
     As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the legal holder of the debt securities represented by such global security.
     If debt securities are issued only in the form of a global security, an investor should be aware of the following:
•	An investor cannot cause the debt securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the debt securities, except in the special situations we describe below under “— Special Situations When a Global Security Will Be Terminated.”

•	An investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under “— Holders of Registered Debt Securities” above.

•	An investor may not be able to sell his or her interest in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form.

•	An investor may not be able to pledge his or her interest in the debt securities in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

•	The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the debt securities. Neither the trustee nor we have any responsibility for any aspect of the depositary’s actions or for the depositary’s records of ownership interests in a global security. Additionally, neither the trustee nor we supervise the depositary in any way.

•	DTC requires that those who purchase and sell interests in a global security that is deposited in its book-entry system use immediately available funds. Your broker or bank also may require you to use immediately available funds when purchasing or selling interests in a global security.

•	Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, also may have their own policies affecting payments, notices and other matters relating to the debt security. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of such intermediaries.
Special Situations When a Global Security Will Be Terminated
     In a few special situations described below, a global security will be terminated and interests in the global security will be exchanged for certificates in non-global form, referred to as “certificated” debt securities. After such an exchange, it will be up to the investor as to whether to hold the certificated debt securities directly or in street name. We have described the rights of direct holders and street name holders under “— Holders of Registered Debt Securities” above. Investors must consult their own banks or brokers to find out how to have their interests in a global security exchanged on termination of a global security for certificated debt securities to be held directly in their own names.
     The special situations for termination of a global security are as follows:
•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security, and we do not appoint another institution to act as depositary within 60 days of such notification;

•	if we notify the trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to the debt securities represented by that global security and such event of default has not been cured or waived.
     The applicable prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by such prospectus supplement. If a global security were terminated, only the depositary, and not we or the trustee, would be responsible for deciding the names of the institutions in whose names the debt securities represented by the global security would be registered and, therefore, who would be the legal holders of those debt securities.
Form, Exchange and Transfer of Registered Securities
     If we cease to issue registered debt securities in global form, we will issue them:
•	only in fully registered certificated form; and

•	unless we indicate otherwise in the applicable prospectus supplement, in denominations of $1,000 and amounts that are multiples of $1,000.

     Holders may exchange their certificated securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.
     Holders may exchange or transfer their certificated securities at the trustee’s office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.
     Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.
     If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We also may approve a change in the location of the office through which any transfer agent acts.
     If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We also may refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.
     If a registered debt security is issued in global form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection because it will be the sole holder of the debt security.
Payment and Paying Agents
     On each due date for interest payments on the debt securities, we will pay interest to each person shown on the trustee’s records as owner of the debt securities at the close of business on a designated day that is in advance of the due date for interest. We will pay interest to each such person even if such person no longer owns the debt security on the interest due date. The designated day on which we will determine the owner of the debt security, as shown on the trustee’s records, is also known as the “record date.” The record date will usually be about two weeks in advance of the interest due date.
     Because we will pay interest on the debt securities to the holders of the debt securities based on ownership as of the applicable record date with respect to any given interest period, and not to the holders of the debt securities on the interest due date (that is, the day that the interest is to be paid), it is up to the holders who are buying and selling the debt securities to work out between themselves the appropriate purchase price for the debt securities. It is common for purchase prices of debt securities to be adjusted so as to prorate the interest on the debt securities fairly between the buyer and the seller based on their respective ownership periods within the applicable interest period.
Payments on Global Securities
     We will make payments on a global security directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “— Global Securities” above.
Payments on Certificated Securities
     We will make interest payments on debt securities held in certificated form by mailing a check on each due date for interest payments to the holder of the certificated securities, as shown on the trustee’s records, as of the close of business on the record date. We will make all payments of principal and premium, if any, on the certificated securities by check at the office of the trustee in New York City, New York, and/or at other offices that may be specified in the applicable prospectus supplement or in a notice to holders, against surrender of the certificated security. All payments by check will be made in next-day funds (that is, funds that become available on the day after the check is cashed).
     Alternatively, if a certificated security has a face amount of at least $10,000,000, and the holder of such certificated security so requests, we will pay any amount that becomes due on such certificated security by wire transfer of immediately available funds to an account specified by the holder at a bank in New York City, New York, on the applicable due date for payment. To request payment by wire transfer, the holder must give appropriate transfer instructions to the trustee or other paying agent at least 15 business days before the requested wire payment is due. In the case of any interest payments, the instructions must be given by the person who is shown on the trustee’s records as the holder of the certificated security on the applicable record date. Wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.
Payment When Offices Are Closed
     If payment on a debt security is due on a day that is not a business day, we will make such payment on the next succeeding business day. The indenture will provide that such payments will be treated as if they were made on the original due date for payment. A postponement of this kind will not result in a default under any debt security or indenture, and no interest will accrue on the amount of any payment that is postponed in this manner.
Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their debt securities.
Events of Default
     You will have special rights if an Event of Default occurs with respect to your debt securities and such Event of Default is not cured, as described later in this subsection.
What Is an Event of Default?
     Unless otherwise specified in the applicable prospectus supplement, the term “Event of Default” with respect to the debt securities offered means any of the following:
•	We do not pay the principal of, or any premium on, the debt security on its due date.

•	We do not pay interest on the debt security within 60 days of its due date.

•	We do not deposit any sinking fund payment, if applicable, with respect to the debt securities on its due date.

•	We remain in breach of a covenant with respect to the debt securities for 90 days after we receive a written notice of default stating that we are in breach. The notice must be sent by either the trustee or holders of at least 25% of the principal amount of the debt securities of the affected series.

•	We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur.

•	Any other Event of Default that may be described in the applicable prospectus supplement, and set forth in the applicable indenture, occurs.
     An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture.
Remedies if an Event of Default Occurs
     If an Event of Default has occurred and has not been cured within the applicable time period, the trustee or the holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be immediately due and payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be rescinded by the holders of at least a majority in principal amount of the debt securities of the affected series.
     The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal or interest, if it considers the withholding of notice to be in the best interests of the holders. Additionally, subject to the provisions of the applicable indenture relating to the duties of the trustee, the trustee is not required to take any action under the applicable indenture at the request of any of the holders of the debt securities unless such holders offer the trustee reasonable protection from expenses and liability (called an “indemnity”). If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conduct of any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.
     Before you are allowed to bypass your trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to your debt securities, the following must occur:
•	You must give your trustee written notice that an Event of Default has occurred and remains uncured.

•	The holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default that has occurred and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

•	The trustee must not have taken any action for 60 days after receipt of the above notice, request and offer of indemnity.

•	The holders of a majority in principal amount of the debt securities of the relevant series must not have given the trustee a direction inconsistent with the above notice or request.
     Notwithstanding the above, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date for payment.
     Holders of a majority in principal amount of the debt securities of the affected series may waive any past defaults other than:
•	the payment of principal, or any premium or interest, on the affected series of debt securities; or

•	a default in respect of a covenant that cannot be modified or amended without the consent of each holder of the affected series of debt securities.
Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee, and how to declare or rescind an acceleration of maturity on their debt securities.
     With respect to each series of debt securities, we will furnish to each trustee, each year, a written statement of certain of our officers certifying that, to their knowledge, we are in compliance with the provisions of the indenture applicable to such series of debt securities, or specifying an Event of Default.
Merger or Consolidation
     Unless otherwise specified in the applicable prospectus supplement, the terms of the indentures will generally permit us to consolidate or merge with another entity. We also will be permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless, among other things, the following conditions are met:

•	in the event that we merge out of existence or sell all or substantially all of our assets, the resulting entity must agree to be legally responsible for the debt securities;

•	the merger or sale of all or substantially all of our assets must not cause a default on the debt securities, and we must not already be in default (unless the merger or sale would cure the default) with respect to the debt securities; and

•	we must satisfy any other requirements specified in the applicable prospectus supplement relating to a particular series of debt securities.
Modification or Waiver
     There are three types of changes we can make to any indenture and the debt securities issued thereunder.
Changes Requiring Your Approval
     First, there are changes that we cannot make to the terms or provisions of your debt securities without your specific approval. Subject to the provisions of the applicable indenture, without your specific approval, we may not:
•	change the stated maturity of the principal of, or interest on, your debt securities;

•	change any obligation to pay any additional amounts on your debt securities;

•	reduce the principal amount of, or premium, if any, or interest on, or any other amounts due on your debt securities;

•	reduce the amount of principal payable upon acceleration of maturity of your debt securities;

•	make any change that adversely affects your right to receive payment on, to convert, to exchange or to require us to purchase, as applicable, your debt securities in accordance with the terms of the applicable indenture;

•	change the place or currency of payment on your debt securities;

•	impair your right to sue for payment on your debt securities;

•	if your debt securities are subordinated debt securities, modify the subordination provisions in the applicable indenture in a manner that is adverse to you;

•	reduce the percentage of holders of outstanding debt securities of your series whose consent is needed to modify or amend the applicable indenture;

•	reduce the percentage of holders of outstanding debt securities of your series whose consent is needed to waive compliance with certain provisions of the applicable indenture or to waive certain defaults of the applicable indenture; or

•	modify any other aspect of the provisions of the applicable indenture dealing with modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants relating to your debt securities.
Changes Not Requiring Your Approval
     There are certain changes that we may make to your debt securities without your specific approval and without any vote of the holders of the debt securities of the same series. Such changes are limited to clarifications and certain other changes that would not adversely affect the holders of the outstanding debt securities of such series in any material respect.
Changes Requiring Majority Approval
     Subject to the provisions of the applicable indenture, any other change to, or waiver of, any provision of an indenture and the debt securities issued pursuant thereto would require the following approval:
•	If the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of the outstanding debt securities of that series.

•	If the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of the outstanding debt securities of all series affected by the change, with all affected series voting together as one class for this purpose.

•	Waiver of our compliance with certain provisions of an indenture must be approved by the holders of a majority in principal amount of the outstanding debt securities of all series issued under such indenture, voting together as one class for this purpose, in accordance with the terms of such indenture.
     In each case, the required approval must be given in writing.
Further Details Concerning Voting
     When taking a vote, we will decide the principal amount attributable to the debt securities in the following manner:
•	For original issue discount debt securities, we will use the principal amount that would be due and payable on the voting date if the maturity of such debt securities were accelerated to that date because of a default.

•	For debt securities for which principal amount is not known (for example, because it is based on an index), we will use the formula described in the prospectus supplement relating to such debt securities.

•	For debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent.
     Debt securities will not be considered outstanding, and therefore will not be eligible to vote, if we have deposited or set aside in trust money for their payment in full or their redemption. Debt securities also will not be eligible to vote if we can legally release ourselves from all payment and other obligations with respect to such debt securities, as described below under “— Defeasance — Full Defeasance.”
     We generally will be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture. If we set a record date for a vote or other action to be taken by holders of one or more series of debt securities, such vote or action may be taken only by persons shown on the trustee’s records as holders of the debt securities of the relevant series on such record date.
     Book-entry and other indirect holders should consult their banks or brokers for information on how their approval or waiver may be granted or denied if we seek their approval to change or waive the provisions of an applicable indenture or of their debt securities.
Defeasance
     If specified in the applicable prospectus supplement and subject to the provisions of the applicable indenture, we may elect either:

•	to be released from some of the covenants in the indenture under which your debt securities were issued (referred to as “covenant defeasance”); or

•	to be discharged from all of our obligations with respect to your debt securities, except for obligations to register the transfer or exchange of your debt securities, to replace mutilated, destroyed, lost or stolen debt securities, to maintain paying offices or agencies and to hold moneys for payment in trust (referred to as “full defeasance”).
Covenant Defeasance
     In the event of covenant defeasance, you would lose the protection of some of our covenants in the indenture, but would gain the protection of having money and government securities set aside in trust to repay your debt securities.
     Subject to the provisions of the applicable indenture, to accomplish covenant defeasance with respect to the debt securities offered:
•	We must deposit in trust for the benefit of all holders of the debt securities of the same series as your debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that would generate enough cash to make interest, principal and any other payments on such series of debt securities on the various dates when such payments would be due.

•	No Event of Default or event which with notice or lapse of time would become an Event of Default, including by reason of the above deposit of money, notes or bonds, with respect to your debt securities shall have occurred and be continuing on the date of such deposit.

•	We must deliver to the trustee of your debt securities a legal opinion of our counsel to the effect that, for U.S. federal income tax purposes, you will not recognize income, gain or loss as a result of such covenant defeasance and that such covenant defeasance will not cause you to be taxed on your debt securities any differently than if such covenant defeasance had not occurred and we had just repaid your debt securities ourselves at maturity.

•	We must deliver to the trustee of such debt securities a legal opinion of our counsel to the effect that the deposit of funds or bonds would not require registration under the Investment Company Act of 1940, as amended, or that all necessary registration under the Investment Company Act of 1940, as amended, has been effected.

•	We must comply with any additional terms of, conditions to or limitations to covenant defeasance, as set forth in the applicable indenture.

•	We must deliver to the trustee of your debt securities an officer’s certificate and a legal opinion of our counsel stating that all conditions precedent to covenant defeasance, as set forth in the applicable indenture, have been complied with.
     If we were to accomplish covenant defeasance, you could still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee were prevented from making payment. In fact, if an Event of Default that remained after we accomplish covenant defeasance occurred (such as our bankruptcy) and your debt securities became immediately due and payable, there might be a shortfall in our trust deposit. Depending on the event causing the default, you might not be able to obtain payment of the shortfall.
Full Defeasance
     If we were to accomplish full defeasance, you would have to rely solely on the funds or notes or bonds that we deposit in trust for repayment of your debt securities. You could not look to us for repayment in the unlikely event of any shortfall in our trust deposit. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we were to become bankrupt or insolvent.
     Subject to the provisions of the applicable indenture, in order to accomplish full defeasance with respect to the debt securities offered:
•	We must deposit in trust for the benefit of all holders of the debt securities of the same series as your debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that would generate enough cash to make interest, principal and any other payments on such series of debt securities on the various dates when such payments would be due.

•	No Event of Default or event which with notice or lapse of time would become an Event of Default, including by reason of the above deposit of money, notes or bonds, with respect to your debt securities shall have occurred and be continuing on the date of such deposit.

•	We must deliver to the trustee of such debt securities a legal opinion of our counsel stating either that we have received, or there has been published, a ruling by the Internal Revenue Service or that there had been a change in the applicable U.S. federal income tax law, in either case to the effect that, for U.S. federal income tax purposes, you will not recognize income, gain or loss as a result of such full defeasance and that such full defeasance will not cause you to be taxed on your debt securities any differently than if such full defeasance had not occurred and we had just repaid your debt securities ourselves at maturity.

•	We must deliver to the trustee a legal opinion of our counsel to the effect that the deposit of funds or bonds would not require registration under the Investment Company Act of 1940, as amended, or that all necessary registration under the Investment Company Act of 1940, as amended, has been effected.

•	We must comply with any additional terms of, conditions to or limitations to full defeasance, as set forth in the applicable indenture.

•	We must deliver to the trustee of your debt securities an officer’s certificate and a legal opinion of our counsel stating that all conditions precedent to full defeasance, as set forth in the applicable indenture, have been complied with.
Senior Indenture Provisions
     The senior debt securities will be issued under a senior indenture. The form of senior indenture is an exhibit to the registration statement, of which this prospectus forms a part. The particular terms of a series of senior debt securities will be set forth in the senior indenture, as supplemented by an applicable supplemental indenture, and described in the applicable prospectus supplement. The applicable prospectus supplement and senior indenture, as supplemented, will specify any prohibitions on the amount of indebtedness, guarantees or other liabilities that we may incur and any prohibitions on our ability to create or assume liens on our property. Unless otherwise provided in a prospectus supplement, the senior indenture, as supplemented, will not require us to maintain any financial ratios or specified levels of our net worth, revenues, income, cash flow or liquidity. We urge you to read the senior indenture as supplemented by the supplemental indenture that is applicable to you because that senior indenture, as supplemented, and not this section, defines your rights as a holder of the senior debt securities.
Subordinated Indenture Provisions
     The subordinated debt securities will be issued under a subordinated indenture. The form of subordinated indenture is an exhibit to the registration statement, of which this prospectus forms a part. The particular terms of a series of subordinated debt securities will be set forth in the subordinated indenture, as supplemented by an applicable supplemental indenture, and described in the applicable prospectus supplement. The applicable prospectus supplement and subordinated indenture, as supplemented, will specify any prohibitions on the amount of indebtedness, guarantees or other liabilities that we may incur and any prohibitions on our ability to create or assume liens on our property. Unless otherwise provided in a prospectus supplement, the subordinated indenture, as supplemented, will not require us to maintain any financial ratios or specified levels of our net worth, revenues, income, cash flow or liquidity. We urge you to read the subordinated indenture as supplemented by the supplemental indenture that is applicable to you because that subordinated indenture, as supplemented, and not this section, defines your rights as a holder of the subordinated debt securities.
Subordination
     Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of, premium, if any, and interest, if any, on the subordinated debt securities will be subordinated, to the extent provided in the subordinated indenture, as supplemented, in right of payment to the prior payment in full of all of our senior indebtedness. Our obligation to make payment of the principal of, premium, if any, and interest, if any, on the subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal and premium, if any, sinking fund or interest, if any, may be made on the subordinated debt securities at any time unless full payment of all amounts due in respect of the principal and premium, if any, sinking fund and interest, if any, on our senior indebtedness has been made or duly provided for in money or money’s worth.
     Notwithstanding the foregoing, unless all of our senior indebtedness has been paid in full, in the event that any payment or distribution made by us is received by the trustee or the holders of any of the subordinated debt securities, such payment or distribution must be paid over to the holders of our senior indebtedness or a person acting on their behalf, to be applied toward the payment of all our senior indebtedness remaining unpaid until all the senior indebtedness has been paid in full. Subject to the payment in full of all our senior indebtedness, the rights of the holders of the subordinated debt securities will be subrogated to the rights of the holders of our senior indebtedness.
     By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our general creditors may recover more, ratably, than holders of the subordinated debt securities. The subordinated indenture provides that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the subordinated indenture.
     When we refer to “senior indebtedness” in this prospectus, we are referring to the principal of (and premium, if any) and unpaid interest on:
•	our indebtedness (including indebtedness of others guaranteed by us), other than subordinated debt securities issued under a subordinated indenture, whenever created, incurred, assumed or guaranteed, or money borrowed, unless the instrument creating or evidencing such indebtedness or under which such indebtedness is outstanding provides that such indebtedness is not senior or prior in right of payment to the subordinated debt securities; and

•	renewals, extensions, modifications and refundings of any of such indebtedness.
     If this prospectus is being delivered in connection with the offering of a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference will set forth the approximate amount of our senior indebtedness outstanding as of a recent date.
Information Concerning the Trustee
     The Bank of New York is the trustee under the indentures. We may maintain deposit accounts and conduct banking and other financing transactions with the trustee in the normal course of business.
Governing Law
     The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF PREFERENCE SHARES
     The following briefly summarizes the provisions of our articles of incorporation that would be important to holders of our preference shares. The following description may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our articles of incorporation, which are an exhibit to the registration statement that contains this prospectus.
     The description of most of the financial and other specific terms of your series of preference shares will be in the prospectus supplement accompanying this prospectus. Those terms may vary from the terms described here.
     As you read this section, please remember that the specific terms of your series of preference shares as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your series of preference shares.
     Reference to a series of preference shares means all of the preference shares issued as part of the same series and having the attributes set out in articles of amendment. Reference to your prospectus supplement means the prospectus supplement describing the specific terms of the preference shares you purchase. The terms in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.
Our Authorized Preference Shares
     Under our articles of incorporation, our board of directors is authorized, subject to Canadian law, without shareholder approval, from time to time to issue an unlimited number of preference shares in one or more series. Our board of directors can fix the rights, privileges, restrictions and conditions of the shares of each series. Preference shares are entitled to priority over our common shares as to dividends and distributions of assets upon our liquidation, dissolution or winding-up. Preference shares may be convertible into shares of any other series or class of shares, including common shares, if our board of directors so determines. Our board of directors will fix the terms of the series of preference shares it designates by resolution and will file articles of amendment as required under Canadian law before we issue any shares of the series of preference shares.
     The prospectus supplement relating to the particular series of preference shares will contain a description of the specific terms of that series as fixed by our board of directors, including, as applicable;
•	the offering price at which we will issue the preference shares;

•	the title and designation of number of shares of the series of preference shares;

•	the dividend rate or method of calculation, the payment dates for dividends and the place or places where the dividends will be paid, whether dividends will be cumulative or noncumulative, and, if cumulative, the dates from which dividends will begin to accumulate;

•	any conversion or exchange rights;

•	whether the preference shares will be subject to redemption and the redemption price and other terms and conditions relative to the redemption rights;

•	any liquidation rights;

•	any sinking fund provisions;

•	any voting rights; and

•	any other rights, preferences, privileges, limitations and restrictions that are not inconsistent with the terms of our articles of incorporation.
     The preference shares of each series shall rank on a parity with the preference shares of every other series with respect to dividends and return of capital in the event of the liquidation, dissolution or winding-up, and will be entitled to a preference over our common shares and over any other shares ranking junior to the preference shares with respect to priority in payment of dividends and in the distribution of assets in the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, or any other distribution of our assets among shareholders for the purpose of winding-up our affairs. If any cumulative dividends, whether or not declared, or declared non-cumulative dividends or amounts payable on a return of capital in the event of the liquidation, dissolution or winding-up are not paid in full in respect of any series of the preference shares, the preference shares of all series will participate ratably in respect or such dividends in accordance with the sums that would be payable on such shares if all such dividends were declared and paid in full, and in respect of such return of capital in accordance with the sums that would be payable on such return of capital if all sums so payable were paid in full; provided, however, that if there are insufficient assets to satisfy in full all such claims, the claims of the holders of the preference shares with respect to return of capital will be paid and satisfied first and any assets remaining thereafter will be applied towards the payment and satisfaction of claims in respect of dividends. The preference shares of any series also may be given such other preferences not inconsistent with the rights, privileges, restrictions and conditions attached to the preference shares as a class over our common shares and over any other shares ranking junior to the preference shares as may be determined in the case of such series of preference shares.
Voting Rights
     Except as required by our articles of incorporation or applicable law or unless designated with respect to any series of preference shares that such series is entitled to vote, the holders of the preference shares as a class will not be entitled as such to receive notice of, to attend or to vote at any meeting of our shareholders; provided, however, that the holders of preference shares will be entitled to notice of meetings of shareholders called for the purpose of authorizing the dissolution of the Company or the sale, lease or exchange of all or substantially all of our property other than in the ordinary course of the business.
Amendment with Approval of Holders of the Preference Shares
     The rights, privileges, restrictions and conditions attached to the preference shares as a class may be added to, changed or removed but only with the approval of the holders of the preference shares. The approval of the holders of the preference shares to add to, change or remove any right, privilege, restriction or condition attaching to the preference shares as a class or in respect of any other matter requiring the consent of the holders of the preference shares may be given in such manner as may then be required by Canadian law, subject to a minimum requirement that such approval be given by resolution signed by all the holders of the preference shares or passed by the affirmative vote of at least 2/3 of the votes cast at a meeting of the holders of the preference shares duly called for that purpose.
     The formalities to be observed with respect to the giving of notice of any such meeting or any adjourned meeting, the quorum required therefore and the conduct thereof will be those from time to time prescribed by our by-laws with respect to meetings of shareholders, or if not so prescribed, as required by Canadian law as in force at the time of the meeting. On every poll taken at every meeting of the holders of the preference shares as a class, or at any joint meeting of the holders of two or more series of preference shares, each holder of preference shares entitled to vote at such meeting will have one vote in respect of each preference share held.
Redemption
     If so specified in the applicable prospectus supplement, a series of preference shares may be redeemable at any time, in whole or in part, at our option or the holder’s, or may be subject to mandatory redemption.
     Any restriction on the repurchase or redemption by us of our preference shares while we are in arrears in the payment of dividends will be described in the applicable prospectus supplement.

     Any partial redemptions of preference shares will be made in a way that our board of directors decides is equitable.
     Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preference shares called for redemption and all rights of holders of these shares will terminate except for the right to receive the redemption price.
Dividends
     Holders of each series of preference shares will be entitled to receive dividends when, as and if declared by our board of directors from funds legally available for payment of dividends. The rates and dates of payment of dividends will be set forth in the applicable prospectus supplement relating to each series of preference shares. Dividends will be payable to holders of record of preference shares as they appear on our books on the record dates fixed by the board of directors. Dividends on any series of preference shares may be cumulative or noncumulative, as set forth in the applicable prospectus supplement.
Conversion or Exchange Rights
     The prospectus supplement relating to any series of preference shares that is convertible or exchangeable will state the terms on which shares of that series are convertible into or exchangeable for common shares, another series of our preference shares or any other securities registered pursuant to the registration statement of which this prospectus forms a part.
Transfer Agent and Registrar
     The transfer agent, registrar and dividend disbursement agent for the preference shares will be stated in the applicable prospectus supplement. The registrar for shares of preference shares will send notice to shareholders of any meetings at which holders of the preference shares have the right to vote on any matter.

DESCRIPTION OF COMMON SHARES
     The holders of our common shares are entitled to one vote per share at meetings of our shareholders other than those meetings where only the holders of the preference shares as a class or the holders of one or more series of the preference shares are entitled to vote. The holders of common shares will be entitled to such dividends as may be declared by the directors out of funds legally available therefore, subject to the preferential rights of the preference shares. In the event of our liquidation, dissolution or winding-up, the holders of our common shares will be entitled to receive all of our assets remaining after the payment of all of our liabilities, subject to the preferential right of the preference shares or any other shares which may rank prior to the common shares.
Transfer Agent and Registrar
     The transfer agent and registrar for our common shares is CIBC Mellon Trust Company. The co-transfer agent and co-registrar for our common shares is Mellon Investor Services LLC.

DESCRIPTION OF WARRANTS
     The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. We may issue warrants for the purchase of debt securities, preference shares or common shares. Warrants may be issued independently or together with debt securities, preference shares or common shares offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete. The specific terms of the warrants, and the extent to which the general terms described in this section apply to those warrants, will be set forth in the applicable prospectus supplement.
Debt Warrants
     The prospectus supplement relating to a particular issue of debt warrants will describe the terms of such debt warrants, including the following:
•	the title of such debt warrants;

•	the offering price for such debt warrants, if any;

•	the aggregate number of such debt warrants;

•	the designation and terms of the debt securities purchasable upon exercise of such debt warrants;

•	if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;

•	if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities or other property);

•	the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time;

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

•	information with respect to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States and Canadian federal income tax considerations;

•	the antidilution or adjustment provisions of such debt warrants, if any;

•	the redemption or call provisions, if any, applicable to such debt warrants; and

•	any additional terms of such debt warrants, including terms, procedures, and limitations relating to the exchange and exercise of such debt warrants.
Share Warrants
     The prospectus supplement relating to any particular issue of preference share warrants or common share warrants will describe the terms of such warrants, including the following:
•	the title of such warrants;

•	the offering price for such warrants, if any;

•	the aggregate number of such warrants;

•	the designation and terms of the common shares or series of preference shares purchasable upon exercise of such warrants;

•	if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security;

•	if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable;

•	the number of common shares or preference shares purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States and Canadian federal income tax considerations;

•	the antidilution provisions of such warrants, if any;

•	the redemption or call provisions, if any, applicable to such warrants; and

•	any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.
Exercise of Warrants
     A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement.
     Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
     Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.
Governing Law
     Unless otherwise stated in the prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by the laws of the State of New York.

DESCRIPTION OF SHARE PURCHASE CONTRACTS
     We may issue share purchase contracts, representing contracts obligating holders to purchase from or sell to us, and obligating us to purchase from or sell to the holders, a specified number of our common shares or preference shares, as applicable, at a future date or dates. The price per common share or preference share, as applicable, may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula contained in the share purchase contracts. We may issue share purchase contracts in accordance with applicable laws and in such amounts and in as many distinct series as we wish.
     The applicable prospectus supplement may contain, where applicable, the following information about the share purchase contracts issued under it:
•	whether the share purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our common shares or preference shares, as applicable, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the share purchase contracts are to be prepaid or not;

•	whether the share purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common shares or preference shares;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the share purchase contracts; and

•	whether the share purchase contracts will be issued in fully registered or global form.
     The applicable prospectus supplement will describe the terms of any share purchase contracts. The preceding description and any description of share purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the share purchase contract agreement and, if applicable, collateral arrangements and depository arrangements relating to such share purchase contracts.

DESCRIPTION OF UNITS
     We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
     The applicable prospectus supplement may describe:
•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.
     The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement do not purport to be complete and are subject to and are qualified in their entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

SELLING SHAREHOLDERS
     Selling shareholders, including their transferees, pledgees or donees or their successors, may from time to time offer and sell up to 745,765 of our common shares pursuant to this prospectus. The selling shareholders may offer all, some or none of such common shares.
     The table below sets forth the name of each selling shareholder and the number of common shares that may be offered by each selling shareholder under this prospectus. The information is based on information provided to us by or on behalf of the selling shareholder identified below on or prior to April 3, 2006. The selling shareholder identified below may have sold, transferred or otherwise disposed of all or a portion of its common shares in transactions exempt from the registration requirements of the Securities Act. Information about the selling shareholders may change from time to time. Any changed information will be set forth in prospectus supplements, in post-effective amendments to the registration statement of which this prospectus forms a part or in related registration statements, as required.
     Because the selling shareholders may offer all, none or some portion of the 745,765 common shares, we cannot estimate the amount of common shares that may be held by the selling shareholders upon the completion of any sales. For information on the procedure for sales by selling shareholders, read the disclosure under the heading “Plan of Distribution” below.

			Maximum
	Number of		Number of
	Common	Percentage of	Shares that
Name of Selling	Shares Beneficially	Common Shares	May be Offered
Shareholder	Owned	Outstanding(1)	Hereby
TalMan, LLC (2)	186,441	*	186,441
Cary C. Adler (3)	1,593	*	1,435
Steven M. Aguilar (3)	5,471	*	5,263
Peter J. Alexakis (3)	1,627	*	1,435
John F. Arents (4)	5,923	*	5,741
Timothy R. Barnes (4)	5,468	*	4,784
John P. Brandl (3)	2,110	*	1,914
Nancy Rae Buckner (3)	1,149	*	957
Darren D. Caesar (4)	5,905	*	5,741
Thomas E. Caesar (4)	3,349	*	3,349
Kirk P.Christ (4)	9,750	*	9,568
Kenneth A. Coate (3)	860	*	718
Timothy R. Collins (4)	564	*	478
Anna L. Cossel (4)	537	*	478
Rodney G. Crawford (4)	2,056	*	1,914
Stanley M. Darrow, Jr. (3)	1,585	*	1,435
Thomas A. Davies, Jr. (4)	591	*	478
Debby Diede (3)	542	*	479
Edwin L. Fundingsland (4)	1,553	*	1,435
James L. Genzer (4)	2,032	*	1,914
Thomas W. Gilmor (3)	637	*	479
Mark N. Gladding (3)	838	*	718
Nicholas H. Goldware (4)	6,838	*	6,698
Charles T. Griffin (3)	1,150	*	957
Frank J. Hines (3)	1,610	*	1,435
Edward Kenneth Hyatt (4)	5,896	*	5,741
Michael G. Inman (4)	1,538	*	1,435
James R. Jesser (4)	5,899	*	5,741
Mark C. Johnson (4)	3,101	*	1,914
Monica M. Keehfuss (3)	1,637	*	1,435
Mark D. Kuhr (3)	3,031	*	2,870
Thomas L. Lanning (4)	1,612	*	1,435
David Lemke (4)	1,642	*	1,435
Rene C. LeVeaux (4)	1,062	*	957
Kenneth A. Lewan (3)	1,598	*	1,435
Daren P. Lewis (3)	1,541	*	1,435
Shari L. Lucero (4)	2,015	*	1,914
Robert Machacek (4)	9,732	*	9,568
Brian S. Macy (3)	1,020	*	957
Travis R. McElvany (3)	3,428	*	3,349
David B. Meenan (4)	1,619	*	1,435
Barry K. Moore (4)	1,095	*	957
Robert P. Moser (4)	617	*	479
Timothy I. Moss (3)	1,537	*	1,435
Delbert L. Mulvey (4)	1,659	*	1,435
Bradley K. Nielson (4)	1,607	*	1,435
Marilyn J. Novotny (3)	531	*	479
Kevin D. O’Connell (3)	547	*	479
Michael J. O’Connor (4)	5,961	*	5,741
Caren J. Palmquist	3,349	*	3,349
Ronald L. Pue (4)	7,849	*	7,655
William V. Reese (4)	1,634	*	1,435
Michael J. Reilly (4)	1,639	*	1,435
Randal E. Rush (3)	501	*	479
Rebecca L. Sanford (4)	2,007	*	1,914
John M. Schack (4)	4,002	*	3,827

			Maximum
	Number of		Number of
	Common	Percentage of	Shares that
Name of Selling	Shares Beneficially	Common Shares	May be Offered
Shareholder	Owned	Outstanding(1)	Hereby
Daniel G. Scott (4)	1,568	*	1,435
Raymond E. Seider (3)	3,023	*	2,870
Richard A. Sinopoli (3)	1,558	*	1,435
Jeffrey J. Smith (3)	1,639	*	1,435
Nicole V. Strauser (4)	1,522	*	1,435
Randall H. Talbot (4)	194,265	*	194,265
Roy H. Taylor (4)	97,315	*	97,133
A. Marcus Toral, Jr. (3)	3,987	*	3,827
John W. Van Dam (3)	3,061	*	2,870
Victoria A. Veltus (4)	582	*	479
John N. Watson (3)	551	*	479
Michael S. Watts (4)	4,921	*	4,784
David E. Weymouth (5)	97,308	*	97,133
Charles Wheeler (4)	3,079	*	2,870
Wayne W. White (3)	1,579	*	1,435
Thomas R. Zanoni (4)	1,544	*	1,435
William T. Zanoni (4)	15,130	*	8,611

Total	763,717	2.39%	745,765

(1)	Calculated based on 31,940,541 common shares outstanding as of March 31, 2006.

(2)	On July 1, 2004, we acquired Talbot Financial Corporation, or Talbot, from Safeco Corporation. The acquisition of Talbot was implemented via Hub’s purchase of a 70% interest in Satellite Acquisition Corporation, a corporation formed by Randy Talbot and senior management at Talbot. The remaining 30% interest in Satellite Acquisition Corporation was held by TalMan, LLC, an entity formed by Talbot management. Hub agreed to purchase the remaining interest from Talman, LLC, over the next three years. All selling shareholders other than TalMan, LLC are members of TalMan, LLC.

(3)	Employee of one of our subsidiaries.

(4)	Officer of one of our subsidiaries.

(5)	Former officer of one of our subsidiaries.

*	Less than 1%.

PLAN OF DISTRIBUTION
     We and any selling shareholders may sell the securities offered by this prospectus to one or more underwriters or dealers for public offering, through agents, directly to purchasers or through a combination of any such methods of sale. The name of any such underwriters, dealers or agents involved in the offer and sale of the securities, the amounts underwritten and the nature of their obligation to take the securities will be specified in the applicable prospectus supplement. We have, along with the selling shareholders, reserved the right to sell the securities directly to investors on our own behalf, or on behalf of the selling shareholders, in those jurisdictions where we, or the selling shareholders, are authorized to do so. The sale of the securities may be effected in transactions (a) on any national or international securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, (b) in the over-the-counter market, (c) in transactions otherwise than on such exchanges or in the over-the-counter market or (d) through the writing of options. The securities described in this prospectus will not be offered or sold to a resident of Canada in contravention of the securities laws of Canada or any province or territory thereof.
     We and/or the selling shareholders, and our respective agents and underwriters, may offer and sell the securities at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The securities may be offered on an exchange, which will be disclosed in the applicable prospectus supplement. We or the selling shareholders may, from time to time, authorize dealers, acting as our agents, to offer and sell the securities upon such terms and conditions as set forth in the applicable prospectus supplement.
     If we or the selling shareholders use underwriters to sell securities, we or the selling shareholders will enter into an underwriting agreement with them at the time of the sale to them. In connection with the sale of the securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and also may receive commissions from purchasers of the securities for whom they may act as agent. Any underwriting compensation paid by us or the selling shareholders to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement to the extent required by applicable law. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions (which may be changed from time to time) from the purchasers for whom they may act as agents.
     Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise indicated in the applicable prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase debt securities as a principal, and may then resell the debt securities at varying prices to be determined by the dealer.
     If so indicated in the prospectus supplement, we or the selling shareholders will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase offered securities from us or the selling shareholders at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the applicable prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.
     Underwriters, dealers and agents may be entitled, under agreements entered into with us or the selling shareholders, to indemnification against and contribution towards certain civil liabilities, including any liabilities under the Securities Act.
     To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. These may include over-allotment, stabilization, syndicate short covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be. These transactions, if commenced, may be discontinued by the underwriters at any time.
     Any securities other than our common shares issued hereunder may be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such securities. The amount of expenses expected to be incurred by us in connection with any issuance of securities will be set forth in the applicable prospectus supplement. Certain of the underwriters, dealers or agents and their associates may engage in transactions with, and perform services for, us and certain of our affiliates or the selling shareholders and in the ordinary course of our business.
     The selling shareholders and brokers dealers, if any, acting in connection with these sales might be deemed to be “underwriters” within the meaning of section 2(11) of the Securities Act. Any commission they receive and any profit upon the resale of the securities might be deemed to be underwriting discounts and commissions under the Securities Act.
     We have advised the selling shareholders that during such time as we and the selling shareholders may be engaged in a distribution of the securities covered by this prospectus, we and the selling shareholders are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes us, the selling shareholders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also restricts bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of our common shares.
     There can be no assurance that the selling shareholders will sell any or all of their securities covered by this prospectus.
LEGAL MATTERS
     Unless otherwise specified in a prospectus supplement, the validity of common shares and preference shares issued and sold hereunder will be passed upon for us by W. Kirk James, our Vice President, Secretary and Chief Corporate Development Officer and the validity of any debt securities issued and sold hereunder will be passed upon for us by Shearman & Sterling LLP, Toronto, Ontario.
EXPERTS
     The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting), incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2005, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$225,000,000
Debt Securities
Preference Shares
Common Shares
Warrants
Share Purchase Contracts
Units

Prospectus
, 2006

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
     The following table sets forth the costs and expenses payable by us in connection with the distribution of the securities being registered. All of the amounts shown are estimates, except the SEC registration fee. We have agreed to bear all expenses (other than underwriting discounts and selling commissions, and fees and expenses of counsel and other advisors to the selling shareholders) in connection with the registration and sale of the securities offered by the selling shareholders.

Securities and Exchange Commission registration fee	$24,075
Printing fees	$25,000
Accountant’s fees and expenses	$50,000
Legal fees and expenses	$50,000

Total(1)	$149,075

(1)	The amounts set forth above are estimates except for the SEC registration fee.
Item 15. Indemnification of Directors and Officers
     Under the Canada Business Corporations Act, the registrant may indemnify a present or former director or officer or a person who acts or acted at the registrant’s request as a director or officer of another corporation of which the registrant is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the registrant of such other corporation and provided that the director or officer acted honestly and in good faith with a view to the best interests of the registrant, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such director or officer had reasonable grounds for believing that his or her conduct was lawful. Such indemnification may be made in connection with an action by or on behalf of the registrant or such other corporation to procure a judgment in its favor only with court approval. A director or officer is entitled to indemnification from the registrant as a matter of right if he or she was substantially successful on the merits in his or her defense of the action or proceeding and fulfilled the conditions set forth above.
     The by-laws of the registrant provide that the registrant shall indemnify a director or officer, a former director or officer or a person who acts or acted at the registrant’s request as a director or officer of a body corporate of which the registrant is or was a shareholder or creditor, and the heirs and legal representatives of such a person to the extent permitted by the Canada Business Corporations Act.
     The by-laws of the registrant further provide that the registrant may, to the extent permitted by the Canada Business Corporations Act, purchase and maintain insurance for the benefit of any director or officer, a former director or officer or a person who acts or acted at the registrant’s request as a director or officer of a body corporate of which the registrant is or was a shareholder or creditor.
     A policy of directors’ and officers’ liability insurance is maintained by the registrant which insures, subject to certain exclusions, directors and officers for losses as a result of claims against the directors and officers of the registrant in their capacity as directors and officers and also reimburses the registrant for payments made pursuant to the indemnity provided by the registrant pursuant to the Canada Business Corporations Act and the by-laws of the registrant.
     Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
Item 16. Exhibits
     The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 17. Undertakings
a. The undersigned registrant hereby undertakes:
(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     provided, however, that:
(A)	Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;
(2)	that, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
b.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

c.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
d.	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago in the State of Illinois on April 5, 2006.

HUB INTERNATIONAL LIMITED

By: /s/ Martin P. Hughes Name: Martin P. Hughes
Title: Chairman & CEO

POWER OF ATTORNEY
     Each person whose signature appears below constitutes and appoints, jointly and severally, Martin P. Hughes, W. Kirk James and Marianne D. Paine, his true and lawful attorneys-in-fact and agents, each of whom may act alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to sign any related registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Martin P. Hughes Martin P. Hughes	Chairman of the Board, Chief Executive Officer (Principal Executive Officer) and Director	April 5, 2006

/s/ Dennis J. Pauls Dennis J. Pauls	Vice President and Chief Financial Officer	April 5, 2006

/s/ Richard A. Gulliver Richard A. Gulliver	President, Principal Financial and Accounting Officer and Director	April 5, 2006

/s/ Bruce D. Guthart Bruce D. Guthart	Chief Operating Officer and Director	April 5, 2006

/s/ Anthony F. Griffiths Anthony F. Griffiths	Director	April 5, 2006

/s/ Edward W. Lyman Jr. Edward W. Lyman Jr.	Director	April 5, 2006

/s/ Bradley P. Martin Bradley P. Martin	Director	April 5, 2006

/s/ Paul Murray Paul Murray	Director	April 5, 2006

/s/ James W. McElvany James W. McElvany	Director	April 5, 2006

/s/ Stuart B. Ross Stuart B. Ross	Director	April 5, 2006

/s/ Frank S. Wilkinson Frank S. Wilkinson	Director	April 5, 2006

AUTHORIZED REPRESENTATIVE
     Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has duly signed this registration statement below on April 5, 2006.

HUB U.S. HOLDINGS, INC.

By:	/s/ Martin P. Hughes Name: Martin P. Hughes
Title: Chairman & CEO

EXHIBIT INDEX

Exhibit No.	Description
1.1 †	Form of Underwriting Agreement for Debt Securities.

1.2 †	Form of Underwriting Agreement for Common Shares and/or Preference Shares.

1.3 †	Form of Underwriting Agreement for Warrants.

1.4 †	Form of Underwriting Agreement for Share Purchase Contracts.

1.5 †	Form of Underwriting Agreement for Units.

4.1 *	Senior Debt Securities Indenture (incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-3, filed on July 30, 2003, File No. 333-107487).

4.2 *	Subordinated Debt Securities Indenture (incorporated by reference to Exhibit 4.2 of the Registrant’s Registration Statement on Form S-3, filed on July 30, 2003, File No. 333-107487).

4.3 *	Specimen certificate representing Hub International Limited common shares (incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-1, filed on March 22, 2003, File No. 333-84734).

4.4 †	Form of Warrant Agreement, including the form of Warrant.

4.5 †	Form of Share Purchase Contract Agreement, including the form of Security Certificate.

4.6 †	Form of Unit Agreement, including the form of Unit Certificate.

4.7 *	Form of Senior Debt Security (included in Exhibit 4.1).

4.8 *	Form of Subordinated Debt Security (included in Exhibit 4.2).

5.1 **	Opinion of W. Kirk James, Vice President, Secretary and Chief Corporate Development Officer.

5.2 **	Opinion of Shearman & Sterling LLP.

12.1 **	Statement Regarding Computation of Ratios of Earnings to Fixed Charges.

23.1 **	Consent of PricewaterhouseCoopers LLP.

23.2 **	Consent of W. Kirk James (included in Exhibit 5.1).

23.3 **	Consent of Shearman & Sterling LLP (included in Exhibit 5.2).

24.1	Power of Attorney (on signature page).

25.1 **	Statement of Eligibility and Qualification of Trustee on Form T-1 of The Bank of New York to act as trustee under the Senior Debt Securities Indenture.

25.2 **	Statement of Eligibility and Qualification of Trustee on Form T-1 of The Bank of New York to act as trustee under the Subordinated Debt Securities Indenture.

†	To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities.

*	Previously filed

**	Filed herewith